Exhibit 10.28

In Seville, on October 10, 2025

GATHERED

On the one hand, BLACKBERRY AIF S.L., a Spanish company with registered office in Seville, at Calle Virgen de Luján nº 50, bloque 2, bajo B, 41.011 Seville, and Tax Identification Number B-55434377, duly represented in this proceeding by Ms. Mª Carmen Mora Góngora, with ID number 79.203.458-Z, by virtue of powers of attorney dated October 9, 2025, before the notary of the Illustrious College of Notaries of Andalusia, Mr. Gonzalo García Manrique y García da Silva. Hereinafter, the "Assignor."

And on the other hand, DC ESTATE CÓRDOBA S.L., a Spanish company with registered office in Seville, at Calle Virgen de Luján nº 48 bajo derecha, 41.011 Seville, and Tax Identification Number B-23918402, duly represented in this act by its sole administrator, Mr. José Antonio Mora Góngora, with ID number 79.203.459-S-, hereinafter referred to as the "Transferee."

The parties, each in their respective capacities, mutually and reciprocally acknowledge sufficient legal capacity to be bound by this document and:

DECLARE

I.- That the Assignor is the owner of the rights and obligations arising from the lease agreement signed on July 18, 2024, and the addendum dated March 19, 2025, with the PÉREZ PÉREZ-GIMÉNEZ siblings (Ms. Antonia, Mr. Fernando, Mr. Francisco José, and Mr. Ricardo Jesús), in its capacity as lessor, and that its purpose is the use and exploitation of an area corresponding to 124.3986 hectares of the property described below, of the easements of electrical and aqueduct routes that may be necessary for the installation and subsequent exploitation, maintenance, and operation of a data center and a solar photovoltaic installation on the following property:

ADDRESS.- POLÍGONO 14 PARCELA 38 CÓRDOBA

REGISTRATION.- Volume: 1,996 Book: 269 Folio 217 Property no. 16,447, Córdoba Property Registry.

TITLE.- Francisco Pérez Pérez-Giménez 16.6667% of the full ownership with exclusive rights. Ricardo Jesús Pérez Pérez-Giménez 50% of the full ownership with exclusive rights. Antonia Pérez Pérez-Giménez 16.666667% of the full ownership with exclusive rights and Fernando Pérez Pérez-Giménez 1/6 of the full ownership with exclusive rights.

ENCUMBRANCES, LEASEHOLD STATUS, AND OTHER LIENS: Those mentioned in the simple registry note dated January 10, 2024.

CADASTRE REFERENCE: 14900A014000380000FS

The lease agreement subject to assignment and its addendum 1 are held by the Assignor and Assignee in PDF format with digital signatures, signed on July 18, 2024, and March 19, 2025, respectively. The parties acknowledge their validity and consider them reproduced as if they were incorporated in full into this document.

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II.- That the Transferee is a company incorporated for the operation and development of data centers and energy projects, including energy generation from renewable sources and/or any other alternative energy.

III.- That BLACKBERRY AIF SL and EDGEMODE Inc. signed a Memorandum of Understanding ("MOU") on September 15, 2025, in which they agreed to establish a special purpose vehicle and five operating companies in Spain, including the transfer of BLACKBERRY AIF S.L.'s lease agreements to each SPV as the basis for the operation of the projects.

IV.- That in compliance with the foregoing, the parties agree to transfer the rights of the Lease Agreement described in the first recital to the Assignee, with all inherent rights and obligations, by means of this document.

STIPULATIONS

First.- The purpose of this agreement is the transfer to the Assignee of the Lease Agreement for the use and exploitation of an area of 124.3986 hectares, of the easements of electrical and aqueduct routes that may be necessary for the installation and subsequent operation, maintenance, and operation of a data center together with a photovoltaic park on the property described in the first recital, with all the rights and obligations inherent thereto, thereby assuming all the rights and obligations of the Transferor.

Second.- The Transferor assumes the obligation to notify the transfer of the rights arising from the Lease Agreement to the lessor.

Notwithstanding the foregoing, and given that the lease agreement expressly allows for its assignment without subjecting the effectiveness of such assignment to any authorization by the lessor, by signing this agreement, each and every one of the rights and obligations arising from the Lease Agreement are deemed to have been assigned, and the Assignor is hereby fully exonerated from any rights and obligations in relation thereto.

Third.- The parties undertake to have this assignment agreement notarized at the request of either party so that, in due course, it can be registered in the corresponding Property Registry, either party being able to compel the other to comply with this clause, with both the notary fees and the registration fees being borne by the Assignee.

Fourth.- The assignment of the rights of the Lease Agreement is made pursuant to the

Memorandum of Understanding ("MOU") dated September 15, 2025, between BLACKBERRY AIF S.L. and EDGEMODE Inc., which constitutes the basis and authorization for this assignment.

Fifth.- For the resolution of any issues that may arise in connection with this contract, both parties shall submit to Spanish jurisdiction. Likewise, they shall attempt in good faith to promptly resolve any dispute arising from or related to this Agreement through negotiation between the legal representatives of the Parties, including disputes related to the existence, validity, and termination of this Agreement.

If a dispute is not resolved in accordance with the preceding paragraph within ten (10) business days from the start of the dispute, then, at the option of either Party, the dispute shall be resolved before the Courts and Tribunals of Seville (Capital).

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Having read this document, the parties agree to its form and content, and in witness whereof and in obligation of compliance, they sign and initial it in duplicate for a single purpose in the place and on the date indicated at the beginning.

The Assignor:

Signed by MORA GONGORA MARIA DEL CARMEN - ***0345** on 10/10/2025

with a certificate issued by AC FNMT Users

BLACKBERRY AIF SL

By proxy Ms. Mª CARMEN MORA GÓNGORA

The Assignee:

Signed by MORA GONGORA JOSE ANTONIO - ***0345** on 10/10/2025

with a certificate issued by AC FNMT Users

DC ESTATE CÓRDOBA SL.

As Sole Administrator Mr. JOSÉ ANTONIO MORA GÓNGORA

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